EXHIBIT 32

         CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER PURSUANT TO 18 U.S.C 1350, AS ADOPTED, AND THE REQUIREMENTS OF
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Mass Megawatts Wind Power, Inc., (the 'Company') on Form 10-KSB for the year ended April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbaenes-Oxley
Act  of  2002,  that  to  such  officer's  knowledge:  Section  13(a)

     (1)  The  Report  fully  complies with the requirements of Section 13(a) or
          Section  15(d)  of  the  Securities  and  Exchange  Act  of  1934: and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated:   6/30/04                          /s/  Jonathon Ricker
       ------------                       --------------------------------------
                                          Chairman, Chief Executive Officer,
                                          Chief Financial Officer and
                                          Principal Accounting Officer


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